                                                                   Exhibit 10.20

                                SUPPLY AGREEMENT

                      BETWEEN PGT INDUSTRIES, INC. ("PGT")
                              1070 TECHNOLOGY DRIVE
                                NOKOMIS, FL 34275
                                     (BUYER)

                                        &

                  E.I. DU PONT DE NEMOURS AND COMPANY (DUPONT)
              THROUGH ITS PACKAGING & INDUSTRIAL POLYMERS BUSINESS
                          BARLEY MILL PLAZA BUILDING 26
                                 P.O. BOX 80026
                              WILMINGTON, DE 19880
                                    (SELLER)

DURATION OF AGREEMENT
January 1,2006 to December 31, 2008

QUANTITY

DuPont agrees to sell, and PGT agrees to purchase, 100% of PGT's Polyvinyl Butyral (PVB) sheeting requirements exclusively from DuPont.

For applications requiring high performance interlayers (e.g. DuPont SentryGlas(R) Plus), PGT agrees to give preference to utilizing SentryGlas(R) Plus (SGP) over competitive interlayers, assuming no cost penalty, quality or technological disadvantage to PGT for doing so.

PGT also agrees to request DuPont Butacite(R) PVB as the preferred interlayer for all (PVB) laminated glass purchased by PGT.

In the event of changes in PGT's customer demand or preference for particular sizes, PGT agrees to purchase remaining Butacite(R) PVB sizes (slated to change) already made by DuPont for PGT according to PGT product forecasts.

PRICE

Effective January 1, 2006 until December 31, 2008, PGT will agree to pay the prices as outlined in the following table for DuPont interlayers:

                                 INVOICE PRICE
           PRODUCT                  ($/FT2)
           -------              --------------
Clear, 90-mil Butacite(R) PVB         *
Clear, 45-mil Butacite(R) PVB         *
Clear, 30-mil Butacite(R) PVB         *
White, 30-mil Butacite(R) PVB         *
   SentryGlas(R)Plus            (Attachment A)

For years two (2) and three (3) of this Agreement,if raw material prices change drastically versus the conditions present at the time this agreement was made, DuPont and PGT may negotiate any such drastic movement of raw material prices to determine what actions may be necessary to remedy the situation which would be appropriate and mutually acceptable in the circumstances.

Should the parties be unable to reach a mutually satisfactory solution within thirty (30) days following the request, they shall then submit the matter to the personal consideration of their respective Business Leaders who shall meet within thirty (30) days thereafter in order to discuss and achieve a mutually satisfactory solution. Should the latter fail to achieve a satisfactory solution, the affected party shall be entitled to request termination of the Agreement by giving reasonable notice, and such termination shall be effective one hundred eighty (180) days after notice of termination sent to the other.
                                    *
All goods or services ordered by PGT are placed only through a valid purchase order. PGT will not issue nor pay for any verbal purchase order.

If not specified in this Agreement, than current DuPont Standard Conditions of Sale apply.

MINIMUMS

For Butacite(R) PVB, minimum released quantity is         *
PGT agrees to work with DuPont to minimize freight costs.

TRANSPORTATION

Butacite(R) PVB: FOB Destination; freight prepaid by DuPont
SentryGlas(R) Plus: Per Price List (attached)

TERMS

Payment terms are   *    net 30 days for Butacite(R) PVB and SentryGlas(R) Plus.

* Denotes confidential portions of this agreement that have been omitted and filed separately with the Securities and Exchange Commission

TRIM RETURN

DuPont * for clear, clean trim returned to DuPont. Trim must be Butacite(R) PVB only, clean, clear and free of foreign material. DuPont is the final decision maker of whether the material meets the clean/clear/PVB standard. Trim * does not apply to SentryGlas(R) Plus.

DuPont to bear shipping charges for both Butacite(R) PVB and SentryGlas(R) Plus trim return.

LEAD TIMES

DuPont will use all reasonable commercial efforts to deliver ordered Butacite(R) PVB to PGT within * from receipt of order.

DuPont will use all reasonable commercial efforts to deliver ordered
SentryGlas(R) Plus to PGT per published lead times (approximately  *   weeks)
from receipt of order.

PGT will supply forecasts, as requested by DuPont, showing anticipated or expected product mix (size and quantity) to be ordered.

INVENTORY

DuPont will use all reasonable commercial efforts to stock Butacite(R) PVB in either DuPont's contracted Florida warehouse (currently located in Orlando, FL) or DuPont's North Carolina warehouse for use at PGT in Florida and/or North Carolina, consistent with meeting PGT delivery requirements.

DuPont will use all reasonable commercial efforts to stock SentryGlas(R) Plus in DuPont's warehouse located in Fayetteville, NC, for use at PGT, consistent with meeting PGT delivery requirements.

CONFIDENTIALITY AGREEMENT

PGT and DuPont agree to have a signed confidentiality agreement signed by an authorized representative of each company.

COMPETITIVE REQUIREMENTS

DuPont agrees to remain competitive with respect to PVB technology with any supplier of the same or similar good during the term of this Agreement. Should another supplier demonstrate PVB technology which yields finished laminates of equal or better quality, throughput, or performance to PGT during the course of this Agreement, PGT may notify DuPont in writing of such technology and request that DuPont replicate such PVB technology and/or deliver equal or better advantages to PGT by any other means, provided such replication would not violate any proprietary rights of any other party. Written notification to DuPont shall be accompanied by whatever information is available to PGT regarding such technology which is not proprietary to PGT or any other party and which PGT is not prohibited from disclosing so that DuPont can evaluate the viability of the proposal, and advantages realized by PGT through the use of the new technology.

DuPont shall have sixty (60) days after receipt of notice to provide its detailed remedy and commitment to make the PVB sheeting competitive per PGT's written notification. If DuPont is unable to provide such commitment within such period, the parties agree to meet, review and discuss the situation to determine what actions may be necessary to remedy the situation which would be appropriate and mutually acceptable in the circumstances. Should the parties be unable to reach a mutually satisfactory solution, they shall then submit the matter to the personal consideration of their respective Business Leaders who shall meet within thirty (30) days thereafter in order to discuss and achieve a mutually satisfactory solution. Should the latter fail to achieve a satisfactory solution, PGT agrees to notify DuPont in writing of PGT's intent to use the technologically-improved PVB and the affected volume. After one hundred eighty (180) days from initial notification, PGT shall be entitled to reduce its purchase commitment to DuPont, as defined in this Agreement, by an amount not to exceed the capability of competition to supply said PVB product with improved technology as discussed above, and for such time until DuPont demonstrates such PVB technology, or the term of this Agreement is reached, whichever comes first.



---------
* Denotes confidential portions of this agreement that have been omitted and filed separately with the Securities and Exchange Commission

QUALITY

DuPont will use all reasonable commercial efforts to meet minimum PGT quality procedures.

DuPont agrees not to make material changes to the composition of the Material from that present when the Material was originally approved by PGT, without PGT's prior written consent, which consent shall not be unreasonably withheld. Materiality of such changes shall be determined solely by DuPont. PGT may request samples of the changed material upon notification of a change from DuPont. Additional samples may be required for third party testing.

DuPont must supply copies of corrective action reports to PGT. DuPont will honor returns and credits in a timely manner for any non-conforming, defective material.

PGT may perform quality audits at DuPont at PGT's discretion, upon reasonable advance notice to DuPont, and PGT's agreement to comply with DuPont site regulations. A supplier performance evaluation will be given by PGT at least twice a year. DuPont will be rated on deliveries, quality, service/warranty and sales representation. Total possible points are 100. Scores of 95 to 100 are considered to be preferred vendors. Scores of 90 to 94 mean that the supplier has areas in need of improvement. Scores of 85 to 89 are only fair and means that the vendor must put a documented improvement program in place. No vendor will continue to do business with PGT if they have an unacceptable rating of 84 and below on successive evaluations, on a 6 month basis.

DuPont agrees to provide Butacite(R) PVB sheeting on plastic cores and to use returnable packaging when possible. DuPont agrees to provide return shipment* to PGT for the returnable and reusable packaging materials.

* Denotes confidential portions of this agreement that have been omitted and filed separately with the Securities and Exchange Commission

TERMINATION OF SUPPLY AGREEMENT

This contract may be terminated upon notice as set forth below by either party to the other party for the following causes:

     1. By the other party if one party materially breaches this contract and does not use reasonable efforts to cure the breach, and in any event has not cured the breach within 180 days after written notice from the other party.

     2. Immediately by notice to the other party upon the bankruptcy or insolvency of the other party.

     3. Upon notice, if one party sells all or substantially all its business which is the subject matter of this contract, to a competitor of the other party.

Either party shall be entitled to suspend performance of his obligations under the Agreement to the extent that such performance is impeded or made unreasonably onerous by any of the following circumstances: Industrial disputes and any other circumstance beyond the control of the parties such as fire, war (whether declared or not), extensive military obligation, insurrection, seizure, embargo, restrictions in the use of power and defects or delays in deliveries by sub-contractors caused by any circumstances referred to in this clause. The party claiming to be affected by Force Majeure shall notify the other party in writing without delay on the intervention and on the cessation of such circumstance. Either party is entitled to terminate the Agreement by notice in writing to the other party if performance of the Agreement is suspended under Force Majeure for more than three (3) months.

ASSIGNMENT

This contract is assignable to a third party purchasing all or substantially all of the business interests, either by purchase of assets or equity, which is the subject matter of this contract, upon advance, written consent of the other party.

GENERAL

DuPont and PGT agree to commit resources and jointly work to deliver manufacturing yield improvements related to fabricating laminated glass with DuPont interlayers.


/s/ Brad Voss                           /s/ Rita Graham
-------------------------------------   ----------------------------------------
Brad Voss                               Rita Graham
Director of Materials Management        Purchasing Manager
PGT Industries                          PGT Industries


/s/ Steven J. Mirshak         2/27/06
-------------------------------------
E. I. du Pont de Nemours and Company
Packaging & Industrial Polymers
Steven J. Mirshak
Global Sales and Technical Service
Manager
Glass Laminating Products

                                  ATTACHMENT(S)

                            DuPont SentryGlas(R) Plus

                              STRUCTURAL INTERLAYER

                              PRICE LIST (AMERICAS)

                           EFFECTIVE: DECEMBER 1, 2005
                          REPLACES LIST: JUNE 15, 2003


60 mil(1.52mm)

                 STANDARD DIMENSIONS   MINIMUM      1/2 STANDARD      STANDARD OFFERING
                   PER SQUARE FOOT
                   PER SQUARE METER       *              *                    *
                 -------------------   -------   ------------------   -----------------
                    Inches (Meters)              # of Sheets/Pallet
4 foot wide               *               *              *                    *

5 foot wide               *               *              *                    *

6 foot wide               *               *              *                    *

7 foot wide               *               *              *                    *

90 mil(2.28 mm)

                 STANDARD DIMENSIONS   MINIMUM      1/2 STANDARD      STANDARD OFFERING
                   PER SQUARE FOOT
                   PER SQUARE METER       *              *                    *
                 -------------------   -------   ------------------   -----------------
                    Inches (Meters)              # of Sheets/Pallet
3 foot wide              *                *              *                    *

42" wide                 *                *              *                    *


Doc. Ref. GLS050914_1, v2, October 2005, Page 1
Copyright 2005 E.I. du Pont de Nemours and Company, Inc.

* Denotes confidential portions of this agreement that have been omitted and filed separately with the Securities and Exchange Commission

                                                  DuPont P&IP Price List, Page 2

90 mil(2.28 mm) Continue

                 STANDARD DIMENSIONS   MINIMUM      1/2 STANDARD      STANDARD OFFERING
                   PER SQUARE FOOT                 (12% DISCOUNT)       (18% DISCOUNT)
                   PER SQUARE METER       *               *                   *
                 -------------------   -------   ------------------   -----------------
                    Inches (Meters)              # of Sheets/Pallet
4 foot wide               *               *              *                    *

5 foot wide               *               *              *                    *

6 foot wide               *               *              *                    *

7 foot wide               *               *              *                    *

100 mil(2.54mm)

                 Standard Dimensions   Minimum      1/2 Standard      Standard Offering
                   Per square foot                  (9% discount)       (13% discount)
                   Per square meter       *               *                   *
                 -------------------   -------   ------------------   -----------------
                    Inches (Meters)              # of Sheets/Pallet
4 foot wide               *               *               *                   *

5 foot wide               *               *               *                   *

6 foot wide               *               *               *                   *

Typical Lead Times
Stock sizes -*
Cut-to-Size-*
Cut-to-Exact Fit-*
Note: Lead time may be longer for unforecasted or complex orders.


Doc. Ref. GLS050914_1, v2, October 2005, Page 2
Copyright 2005 E.I. du Pont de Nemours and Company, Inc.

* Denotes confidential portions of this agreement that have been omitted and filed separately with the Securities and Exchange Commission